UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 11, 2006
(Date of Earliest Event Reported)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 16, 2006, the Compensation Committee of our Board of Directors approved a new annual base salary for Mr. Yardley payable at a rate of $500,004 and a new target annual cash incentive bonus opportunity for 2006 at a rate of 75% of base salary. Mr. Yardley’s annual cash incentive bonus may range from a minimum of 0% to a maximum of 168.75% of base salary depending on the level of both individual and company performance. The Compensation Committee also authorized a grant of long-term incentive awards in the form of stock options to purchase 20,000 shares of our common stock at a price equal to the fair market value of the stock on the date of grant and 10,000 shares of restricted common stock. The stock options will vest in three equal annual installments beginning one year from the date of grant. The restrictions on the shares of restricted stock will lapse in three equal annual installments beginning one year from the date of grant. In addition, Mr. Yardley is eligible to participate in all other plans and programs available to our executive officers, as further described in our 2006 proxy statement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 15, 2006, we issued a press release announcing that James C. Yardley is being appointed Executive Vice President of El Paso and President of our Pipeline Group. Mr. Yardley’s appointment is effective August 16, 2006.  A copy of the press release is attached as Exhibit 99.A and is incorporated into this Item 5.02 by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.A	Press Release dated August 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)

Dated: August 15, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated August 15, 2006.